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Exhibit 99(f)

THE ALPINE GROUP, INC.

Non-Transferable Rights Offering to Purchase
up to 16,000 Shares of Series A Cumulative
Convertible Preferred Stock at $380.00 per share

THE RIGHTS OFFERING WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME,
ON                            , 2003, UNLESS EXTENDED.

NOMINEE HOLDER CERTIFICATION

This Nominee Holder Certification is made by a broker, dealer, commercial bank, trust company or other nominee for a beneficial owner of common stock, par value $0.10 per share (the "Common Stock"), of The Alpine Group, Inc., a Delaware corporation (the "Company"), in connection with a rights offering (the "Rights Offering") by the Company to the holders of record (collectively, the "Recordholders") of its Common Stock, as described in the Company's prospectus dated                        , 2003 (the "Prospectus"). Recordholders at the close of business on                        , 2003 (the "Record Date") are receiving non-transferable rights (the "Rights") to subscribe for shares of the Company's series A cumulative convertible preferred stock, par value $1.00 per share (the "Series A Preferred Stock"). Each Recordholder is being issued one Right for each 500 shares of Common Stock owned on the Record Date. For every Right held, a Recordholder will be able to purchase one share of the Company's Series A Preferred Stock at the subscription price of $380.00 per share. Rights may be exercised at any time during the subscription period, which commences on                        , 2003 and ends at 5:00 p.m., New York City time, on                        , 2003, unless extended under certain circumstances (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the "Subscription Agent") after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the guaranteed delivery procedures described in the enclosed Instructions as to Use of Rights Certificates. The Company may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

The Rights will be evidenced by non-transferable Rights certificates (the "Rights Certificates"). The number of Rights issued to each Recordholder will be stated on the face of the Rights Certificate delivered to such Recordholder. A Rights holder will have no right to rescind a purchase after the Subscription Agent has received the holder's Rights Certificate or Notice of Guaranteed Delivery. The Company will not issue fractional Rights or fractional shares of Series A Preferred Stock upon exercise of Rights. Recordholders will not receive cash in lieu of fractional Rights or fractional shares.

The undersigned hereby certifies to the Company and to the Subscription Agent for the Rights Offering that:

(1)
the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below on behalf of beneficial owners of Rights (without identifying any such beneficial owner), and

(2)
each such beneficial owner's subscription right has been exercised in full, as follows:

	Number of Shares of Common Stock Owned on the Record Date	Number of Rights Exercised Pursuant to Subscription Right
1.
2.
3.
4.
5.
6.
7.
8.
Name of Firm:	Authorized Signature:
Address:	Name:
Title:
Zip Code	(Please Type or Print)
Area Code and Tel. No.:	Dated:

Provide the following information if a Depository Trust Company ("DTC") participant:

DTC Subscription Confirmation Number(s)

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THE ALPINE GROUP, INC. Non-Transferable Rights Offering to Purchase up to 16,000 Shares of Series A Cumulative Convertible Preferred Stock at $380.00 per share
NOMINEE HOLDER CERTIFICATION